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                                                                    EXHIBIT 10.3



                              AGREEMENT AND RELEASE


            This Agreement and Release ("Agreement"), dated as of April 13, 1999 is between Leeds Hackett ("Hackett") and Compass International Services Corporation (the "Company"), a corporation organized under the laws of Delaware.

            WHEREAS, Hackett entered into an Employment Agreement dated as of March 4, 1998 with National Credit Management Corp. ("NCMC"), which was merged into a wholly-owned subsidiary of the Company (the "Employment Agreement"); and

            WHEREAS, the Company subsequently requested that Hackett accept reassignment to headquarters in New York to act as Chief Financial Officer ("CFO") of the Company pursuant to the terms of his Employment Agreement and he agreed to do so; and

            WHEREAS, Hackett voluntarily tendered his resignation as the CFO of the Company effective April 13, 1999 (the "Termination Date"), which was duly accepted by the Company; and

            WHEREAS, the Company and Hackett wish to settle, compromise and resolve any and all employment-related claims Hackett has or may have against the Company or any of the Compass Released Parties (as defined below);

            NOW, THEREFORE, Hackett and the Company agree as follows:

            1. In full and final settlement of all amounts due to Hackett, the Company agrees to continue to pay his Base Salary at the rate of $150,000 per annum for the period from the Termination Date through October 12, 2000 (the "Severance Period") in accordance with the Company's normal payroll practices, subject to any applicable withholdings. The Company will also pay Hackett for any accrued vacation time and reimburse the cost of COBRA premiums for Hackett (and any dependents of Hackett covered under the Company's health plan immediately prior to the Termination Date) for a period of eighteen months from the Termination Date, provided Hackett applies for such coverage, is eligible for such coverage and provided
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further that if he becomes eligible to be covered under any other non-contributory group health plan (as an employee or otherwise) which does not have a significant exclusion for pre-existing conditions, the Company shall have no further obligations to pay COBRA premiums. The amounts specified in this paragraph are in full and final payment of any and all sums due to Hackett on account of wages, bonuses, salary, severance pay, vacation pay, benefits or any other form of compensation.

            2. Hackett hereby resigns his positions as an employee, officer or director of any and all of the subsidiaries and affiliates of the Company, effective as of the Termination Date, except that he shall continue to serve as a member of the Board of Directors of the Company. It is agreed that Hackett will be entitled to the normal compensation, if any, paid to outside directors of the Company from the date of this Agreement forward.

            3. In exchange for the amounts provided for in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Hackett, as Releasor, on behalf of himself, his heirs, executors, administrators, representatives and assigns, hereby forever unconditionally and irrevocably releases and discharges the Company, NCMC, their affiliates, subsidiaries (wholly-owned or not), predecessors, successors and assigns, and each and all of their respective current and former officers, directors, employees, trustees, agents, attorneys, representatives, partners, advisors and shareholders (collectively and individually, the "Compass Released Parties"), from any and all claims, charges, causes of action, complaints, agreements, promises, contracts, undertakings, covenants, guarantees, grievances, liabilities, obligations, damages, rights, expenses, debts and demands of any kind whatsoever, in law or equity, known or unknown, and of whatsoever kind or nature arising out of, in connection with or with respect to Hackett's employment with the Company, the Employment Agreement or the cessation of his employment which Hackett, his heirs, executors, administrators, representatives and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any alleged or actual matter, cause or thing from the beginning of time until the date Hackett signs this Agreement, except that this paragraph shall not release any rights Hackett may have to indemnification from third party claims pursuant to the Company's articles of incorporation or bylaws. Notwithstanding the foregoing, this release shall



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not extend to claims Hackett may have, now or in the future, in his capacity as a director or shareholder of the Company or claims for indemnification provided to him as a director or during his tenure as an employee of the Company.

            Without limiting the foregoing, this release includes any claims under federal, state, city, county and local laws prohibiting discrimination on the basis of age, sex, race, color, disability, religion, creed, national origin, ancestry, sexual orientation, handicap, marital status, citizenship or any other protected factor or characteristic, prohibiting discrimination for requesting or taking a family or medical leave, prohibiting discrimination with regard to benefits or any other terms and conditions of employment and prohibiting retaliation in connection with any complaint or claim of alleged discrimination or harassment. As such, this release includes, but is not limited to, any claims arising under the Age Discrimination in Employment Act of 1967 ("ADEA"), as amended, the Older Workers Benefit Protection Act, the Civil Rights Act of 1991, the Americans with Disabilities Act ("ADA"), Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1866, as amended, the Family Medical Leave Act of 1993 ("FMLA") the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Maryland Fair Employment Practices Act, the Maryland Equal Pay for Equal Work Law, the New York State Executive Law and the New York City Human Rights Law.

            4. In further consideration of the foregoing, Hackett covenants and agrees never to bring any action, complaint or suit in any court or commence an arbitration proceeding against any of the Compass Released Parties arising out of, in connection with or with respect to his employment, the Employment Agreement or the cessation of his employment, provided that nothing in this Agreement shall be construed to release the Company from its obligation to make the payments provided for hereunder or to waive Hackett's right to sue for indemnification or to enforce his rights under this Agreement or in his capacity as a director or shareholder of the Company. In the event Hackett violates this paragraph of the Agreement, he agrees to pay all costs and expenses of defending against any such action, complaint, suit or arbitration proceeding incurred by any of the Compass Released Parties, including reasonable attorneys' fees.



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            5. Hackett hereby acknowledges that:

            (a) the consideration provided for in this Agreement exceeds what he would have received if he had not signed this Agreement;

            (b) he has been advised by the Company that he should consult with an attorney concerning the terms of this Agreement and its effect on him before signing it;

            (c) he has in fact read this Agreement, he has had an adequate opportunity to fully consider the terms of this Agreement, he understands its terms and consequences and he is executing it freely and voluntarily; and

            (d) he was told by the Company that he had a period of 21 calendar days from the date this Agreement was delivered to him in which to decide whether to sign this Agreement.

            6. For a period of seven (7) calendar days following Hackett's execution and delivery of this Agreement, he may revoke it by delivering written notice revoking same within that time period to Michael Cunningham, Chairman, Compass International Services Corporation, One Penn Plaza Suite 4430, New York, New York 10119. If the Agreement is not revoked during that seven (7) day period, it shall become final. In the event the Agreement is revoked by Hackett during the revocation period, the Agreement shall be null and void in all respects.

            7. Hackett acknowledges that during his employment he had access to and possession of confidential business information about the Company and its affiliates, its financial relationships, its business and financial results, and its clients. He agrees that he will not, without the prior written consent of the Company, disclose any such information, or express his personal opinions to the extent they may have the effect of revealing or implying such information, to any third party (except in his capacity as a board member of the Company in discussions with other board members) unless such information has been previously disclosed publicly by the Company, has become public through appropriate means



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without improper disclosure by another source, or is required to be disclosed by law.

            8. Hackett agrees that during the Severance Period, he shall not, for any reason whatsoever, directly or indirectly, whether individually or as an officer, director, shareholder, owner, partner, joint venturer, employee, independent contractor, consultant or advisor to or of any entity other than the Company, or in any other capacity except on behalf of the Company in his capacity as board member of the Company:

               (i) engage, participate or invest in any business which is competitive with the Business anywhere within the United States of America (the "territory); provided, however, that nothing contained herein shall be construed to prevent Hackett from investing in up to 5% of the outstanding stock of any competing corporation that is publicly-traded and listed on a recognized national, international or regional securities exchange or traded in the U.S. over-the-counter market, but only if Hackett is not actively involved in and does not render consulting services to the business of said corporation;

               (ii) sell or provide any competitive products or services to, or solicit for the purpose of selling or providing any competitive products or services to, any person or entity that was a customer of the Company at any time during the one-year period ending on the last day of the Employment Period ("Termination Date") or that was known by Hackett to have been actively being solicited by the Company to become a customer of the Company at any time during such period;

               (iii) solicit for employment or engagement, or influence or induce to leave the Company's employment, or knowingly cause to be employed or engaged, any person who is employed or engaged by the Company in a managerial capacity on the Termination Date or during the Severance Period unless such person has been out of the employ of the Company for at least 180 days;



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                     provided that Hackett shall be permitted to solicit and
                     hire any member of his immediate family;

               (iv) enter into, or call upon or request non-public information for the purpose of entering into, an Acquisition Transaction with any entity with respect to which the Company has made an offer or proposal for, or entered into discussions or negotiations for, or evaluated with the intent of making a proposal for, an Acquisition Transaction, within the six-month period immediately preceding the Termination Date. For purposes of this Agreement, an "Acquisition Transaction" means a merger, consolidation, purchase of material assets, purchase of a material equity interest, tender offer, recapitalization, accumulation of shares, proxy solicitation or other business combination; or

               (v) solicit or intentionally encourage any present or future customer, supplier or other third party to terminate or otherwise alter his, her or its relationship with the Company.

For purposes of this Section 8, "Business" is defined as accounts receivable management services and telephonic check drafting services anywhere in the United States.

            9. During the Severance Period, Hackett agrees to provide reasonable cooperation, consistent with the demands of any future employment, in all respects with the Company (or any of the Compass Released Parties) in connection with any and all existing or future investigations, proceedings, litigations or examinations that relate to his service with the Company.

            10. Hackett represents that he has returned to the Company all Company property and equipment in his possession or control. This includes, without limitation, computer equipment (hardware and software), company credit cards, telephones, communication devices, office keys, security access cards, badges, identification cards and all copies (including drafts) of any documentation or information (however stored) relating to the business of the Company, its clients or prospective clients and any of the Compass Released Parties; provided however, that



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Hackett has retained information provided to him in his capacity as a board member of the Company.

            11. This Agreement amicably resolves any employment related issues between Hackett and the Company and it is agreed that this Agreement shall not be deemed an admission of any wrongdoing or liability of any kind on the part of any person.

            12. This Agreement and any claims arising hereunder shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

            13. Any controversy or claim arising out of or relating to this Agreement, the making, interpretation or breach thereof, other than a claim solely for injunctive relief for any alleged breach of the provisions of sections 1 or 8 (after providing notice and a thirty-day period to cure the problem created by the act complained of) as to which the parties shall have the right to apply for relief in any court of competent jurisdiction, shall be resolved by arbitration in Baltimore, Maryland, in accordance with the Federal Arbitration Act and the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof and any party to the arbitration may, if such party so elects, institute proceedings in any court having jurisdiction for the specific performance of any such award. HACKETT AND COMPANY EXPRESSLY WAIVE ANY RIGHT TO RESOLVE ANY DISPUTE COVERED BY THIS SECTION BY FILING SUIT IN COURT FOR TRIAL BY A JUDGE OR JURY. The arbitrator shall include in any award in the prevailing party's favor costs and expenses of the arbitration. In the event the arbitrator does not rule in favor of the prevailing party in respect of all the claims alleged by such party, the arbitrator shall include in any award in favor of the prevailing party the amount of his or its reasonable costs and expenses of the arbitration as he deems just and equitable under the circumstances. Each party to the arbitration shall bear his or its own attorney's fees and expenses and, except as provided above, the parties shall bear equally all other costs and expenses of the arbitration.



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            14. This Agreement contains the entire agreement between Hackett and the Company and supersedes and cancels any prior agreement or understanding between the parties on the subjects covered here. No agreements, representations or statements of either party related to Hackett's employment with the Company and not contained in this Agreement shall bind that party. This Agreement can be modified only in writing signed by both parties.

            15. In the event that any provision or term of this Agreement is held to be invalid, prohibited or unenforceable for any reason, the Company may elect to enforce the remainder of the Agreement or cancel it and get back from Hackett or heirs, executors or representatives, any consideration paid.

            16. This Agreement shall be binding on and shall inure to the benefit of Hackett's heirs, executors, administrators, representatives and assigns and the Company's successors in interest and assigns. Hackett represents that he has not assigned or transferred or attempted to assign or transfer any claim or rights that are the subject of this Agreement to any third party prior to the time he signed this Agreement.

            IN WITNESS WHEREOF, the parties have executed this Agreement and Release.

                                  Compass International Services Corporation


                                  By: /s/ Michael Cunningham
                                      --------------------------------------

                                  Title: Chairman
                                         -----------------------------------

                                  Date:
                                        ------------------------------------



                                  By: /s/ Leeds Hackett
                                      --------------------------------------
                                      Leeds Hackett

                                  Date:
                                        ------------------------------------



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                                 ACKNOWLEDGMENT

STATE OF NEW YORK)
                  : ss.:

COUNTY OF        )

            On this __ day of ___________, 1999, before me, a Notary Public in and for the State of New York, personally appeared Leeds Hackett, to me known and known to me to be the person named in and who signed the foregoing Agreement and Release and who acknowledged it to be his own free act and deed.



                                                 -------------------------------
                                                 Notary Public


My Commission Expires:







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